As filed with the Securities and Exchange Commission on April 10, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	99-0367049 (I.R.S. Employer Identification Number)
101 Glacier Point, Suite A San Rafael, California 94901 (510) 984-1761 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott G. Davis

Chief Executive Officer

101 Glacier Point, Suite A

San Rafael, California 94901

(510) 984-1761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark B. Baudler Austin D. March Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.       ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 10, 2025

PROSPECTUS

Up to 10,500,000 Shares of Common Stock Issuable Upon the Exercise of a Common Warrant

This prospectus relates to the resale from time to time by a selling stockholder named herein (the “Holder”) of up to 10,500,000 shares (the “Covered Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Ekso Bionics Holdings, Inc. (the “Company,” “us,” “our” or “we”), issuable upon exercise of a common stock purchase warrant (the “Inducement Warrant”). The Inducement Warrant was issued pursuant to that certain warrant inducement agreement, dated as of March 17, 2025, by and between the Company and the Holder (the “Warrant Inducement Agreement”). We are registering the resale of the Covered Shares on behalf of the Holder, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the Holder pursuant to the Warrant Inducement Agreement.

The Holder may resell or dispose of the Covered Shares to or through broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution.” The Holder will bear the costs of commissions and discounts, if any, attributable to the sale or disposition of the Covered Shares. We will bear all costs, expenses and fees in connection with the registration of the Covered Shares. We will not receive any of the proceeds from the sale of the Covered Shares by the Holder.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “EKSO.” On April 9, 2025, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.3780 per share.

Investing in our Common Stock involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 3 of this prospectus and “Risk Factors” of our most recent report on Form 10-K and any subsequently filed reports on Form 10-Q that are incorporated by reference in this prospectus before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”).

If information in this prospectus is inconsistent with any document incorporated by reference that was filed with the SEC before the date of this prospectus, you should rely on this prospectus. This prospectus and the documents incorporated by reference include important information about us, the Common Stock being offered and other information you should know before investing in our Common Stock. You should also read and consider information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus (as supplemented and amended), along with the information contained in any free writing prospectuses. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus (and in any supplement or amendment to this prospectus) or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. We urge you to carefully read this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in the Common Stock being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

i

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Ekso,” the “Company,” “we,” “us,” “our” and similar references refer to Ekso Bionics Holdings, Inc., a corporation organized under the laws of the State of Nevada, and its subsidiaries on a consolidated basis.

We are not making an offer or sale of our Common Stock in any jurisdiction where such offer or sale is not permitted.  Neither we nor any of our representatives are making any representation to you regarding the legality of an investment in our Common Stock by you under applicable laws. We urge you to consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Common Stock.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus and the information incorporated herein by reference are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement was made, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Ekso,” the “Company,” “we,” “our” and “us” refer, collectively, to Ekso Bionics Holdings, Inc., a Nevada corporation, and its consolidated subsidiaries taken as a whole.

Company Overview

We design, develop, and market exoskeleton products that augment human strength, endurance, and mobility. The primary end market for our exoskeleton technology is healthcare, where our technology primarily serves people with physical disabilities or impairments in both physical rehabilitation and mobility. The majority of our sales are generated from our Enterprise Health products, which include the sales of products and services related to neurorehabilitation in clinical settings. We also provide products and services from our Personal Health market to individual users.

In addition to our current products and services, we continue to explore business development initiatives to fuel growth and long-term value in our existing markets.

Corporate Information

Our principal executive office is located at 101 Glacier Point, Suite A, San Rafael, California, 94901 and our telephone number is (510) 984-1761.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available, free of charge, on our website at www.eksobionics.com. Information accessible on or through our website is not incorporated by reference into this prospectus and shall not be considered to be a part of this prospectus. Copies of our annual reports on Form 10-K will be furnished without charge to any person who submits a written request directed to the attention of our Secretary, at our offices located at 101 Glacier Point, Suite A, San Rafael, California, 94901.

THE OFFERING

Shares of Common Stock offered by the Holder:	10,500,000 Shares

Common Stock outstanding prior to this offering:	29,017,693

Common Stock to be outstanding immediately after this offering:	39,517,693

Terms of the offering:	The Holder will determine when and how it will dispose of any shares of Common Stock registered under this prospectus for resale.

Use of proceeds:	We will not receive any proceeds from the sale of the Covered Shares.

Risk factors:

Investing in our Common Stock involves significant risks. Before deciding whether to invest in our Common Stock, please read the information contained and incorporated by reference in this prospectus, including under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in any related free writing prospectus and the documents incorporated by reference herein and therein.

Nasdaq Capital Market Symbol:	“EKSO”

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 29,017,693 shares of Common Stock outstanding as of April 9, 2025. The number of shares of Common Stock outstanding after this offering excludes:

●

13,695,580 shares of Common Stock reserved for issuance upon exercise of existing common stock purchase warrants, including 10,500,000 shares of Common Stock underlying the Inducement Warrant, which have a weighted average exercise price of $1.13;

●	1,017,783 shares of Common Stock reserved for issuance pursuant to outstanding awards granted under the 2014 Equity Incentive Plan;
●	694,577 shares of Common Stock reserved for issuance pursuant to future awards to be granted under the 2014 Equity Incentive Plan; and
●	33,333 shares of Common Stock reserved for purchase under the 2017 Employee Stock Purchase Plan.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific factors discussed below. You should also consider the risks, uncertainties and assumptions discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and in any of our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to This Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholder. These shares represent a large number of shares of our Common Stock, and if sold in the market all at once or at about the same time, could depress the market price of our Common Stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

You may be diluted from future issuances of our equity securities, including in future financings or strategic transactions, from compensatory equity awards and exercises of outstanding warrants, and such issuances, or perception that such issuances may occur, could depress the market price of our Common Stock.

Future operating or business decisions may cause dilution to our stockholders. For example, we may sell equity securities or issue securities exercisable or convertible into shares of our Common Stock in connection with strategic transactions or for financing purposes, including under our At The Market Offering Agreement (the "ATM Agreement") or otherwise through registered or unregistered offerings, such as the issuance of the Inducement Warrant pursuant to the Warrant Inducement Agreement. As of December 31, 2024, we had $4.1 million available for future offerings under the prospectus filed with respect to the ATM Agreement. Furthermore, a substantial majority of the outstanding shares of our common stock are freely tradable without restriction or further registration under the Securities Act so long as we are generally current on our reporting obligations under the Exchange Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. We may also make equity grants under one or more employee equity incentive plan or our employee stock purchase plan or issue Common Stock as matching contributions to our employees under our 401(k) Plan. You may also be subject to dilution from the exercise or settlement of outstanding options or restricted stock units under the Amended and Restated 2014 Equity Incentive Plan, and from the exercise of our warrants. In addition, sales or issuances of a substantial number of shares of our common stock, or other equity-related securities in the public markets, or the perception that such sales or issuances could occur, could depress the market price of our common stock.

We may not achieve profitability in the near term or at all, and historically we have not been profitable. Management has historically financed the Company’s operations through external financings, from both equity and debt financings, like issuances under our ATM Agreement, the issuance of the Inducement Warrant pursuant to the Warrant Inducement Agreement, our registered direct offering in January 2024 and our underwritten public offering in September 2024, for example. To the extent our cash on hand does not provide sufficient capital for us to achieve profitability, or we are unable to maintain profitability once initially achieved, we expect we will need to raise additional capital through future financings. To the extent we decide to conduct a financing in the future, the form of such financing may include one or more of the following: (i) underwritten offerings of shares of our common stock, (ii) sales of shares of our common stock under an "at the market" offering program, (iii) issuing shares of our common stock upon the exercise of warrants at reduced exercise prices, (iv) incurring indebtedness with one or more financial institutions, (v) sale of product line or technology, and (vi) the factoring of trade receivables. Additional funding may not be available to us on acceptable terms, or at all, or we may be required to seek other more costly or time-consuming methods. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

If we do not regain compliance with or continue to satisfy the Nasdaq Stock Market LLC (“Nasdaq”) continued listing requirements, our Common Stock could be delisted from Nasdaq.

The listing of our Common Stock on the Nasdaq Capital Market is contingent on our compliance with Nasdaq’s conditions for continued listing, including a rule requiring our Common Stock to maintain a minimum closing bid price of $1.00 per share. On December 12, 2024, we received a written notice (the “Notice”) from the Nasdaq Listing Qualifications staff of Nasdaq indicating that, for the last 31 consecutive business days, the minimum bid price of our Common Stock had been below the $1.00 per share minimum requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until June 10, 2025, to regain compliance with the Minimum Bid Price Requirement. The Notice has no immediate effect on the listing or trading of our Common Stock.

In the event we do not regain compliance with the Minimum Bid Price Requirement by June 10, 2025, we may be eligible for additional time to regain compliance. To qualify, we must meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. We do not currently meet such other initial listing standards, so we do not expect to receive additional time to regain compliance. If we meet these requirements by June 10, 2025, we will be granted an additional 180 calendar days to regain compliance. If we do not qualify for or fail to regain compliance during the second compliance period, then the Nasdaq staff will provide written notification to us that our Common Stock will be subject to delisting.

In the event our Common Stock is no longer listed for trading on Nasdaq, our trading volume and share price may decrease and we may experience further difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from Nasdaq could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees and could also trigger various defaults under our financing arrangements and other outstanding agreements. Finally, delisting could make it harder for us to raise capital and sell securities. You may experience future dilution as a result of future equity offerings. In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the Covered Shares held by the Holder pursuant to this prospectus.

SELLING STOCKHOLDER

We have prepared this prospectus to allow the Holder to sell or otherwise dispose of, from time to time, up to 10,500,000 Covered Shares.

On March 17, 2025, we entered into the Warrant Inducement Agreement with the Holder, who held one of our Series A common stock purchase warrants and one of our Series B common stock purchase warrants (such warrants, the “Existing Warrants”). Pursuant to the Warrant Inducement Agreement, the Holder agreed to exercise its Existing Warrants for cash to purchase an aggregate of 9,800,000 shares of our Common Stock at an exercise price of $0.4239 per share, resulting in approximately $4.2 million of gross proceeds to us.

In consideration of the Holder’s agreement to exercise the Existing Warrants in accordance with the Warrant Inducement Agreement, we agreed to issue to the Holder the Inducement Warrant to purchase up to an aggregate of 10,500,000 shares of Common Stock. We agreed in the Warrant Inducement Agreement to register for resale by the Holder the Covered Shares underlying the Inducement Warrant and have filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the securities offered from time to time by the Holder under this prospectus. We will not receive any of the proceeds from sales by the Holder of any of the Covered Shares covered by this prospectus.

The Holder’s beneficial ownership information presented in the table below is as of March 18, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock. Unless otherwise indicated below, to our knowledge, the Holder has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the Holder. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below. The Holder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares of Common Stock since the date on which the information in the table below is presented. Information about the Holder may change over time.

Name of Holder	Number of Common Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Common Shares to be Sold Pursuant to this Prospectus	Number of Common Shares Beneficially Owned After Offering(1)(2)	Percentage Beneficially Owned After Offering (1)(2)(3)
Armistice Capital, LLC	14,540,104	10,500,000	4,040,104	9.9%

(1) Includes (i) 2,043,455 shares of Common Stock and (ii) 1,996,649 shares of Common Stock underlying unexercised warrants that include a beneficial ownership blocker, as well as, in respect of the number of shares of Common Stock beneficially owned prior to the offering, the 10,500,000 Covered Shares.

(2) For purposes of this table, we have assumed that the Holder will sell all of the Covered Shares.

(3) The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital.  The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Holder from exercising that portion of the warrants that would result in the Holder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The Holder, and its pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the Covered Shares. Registration of the resale of the Covered Shares under the registration statement of which this prospectus forms a part does not mean, however, that those Covered Shares necessarily will be offered or sold.

The Covered Shares covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	in the Nasdaq Capital Market;

●	in privately negotiated transactions;

●	through broker-dealers, who may act as agents or principals;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers;

●	through agents; or

●	in any combination of the above.

In effecting sales, brokers or dealers engaged by the Holder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the Covered Shares by a broker-dealer as principal and resales of the Covered Shares by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

To our knowledge, the Holder has not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the Covered Shares covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Covered Shares covered by this prospectus being offered and the terms of the offering, including the name or names of any dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Snell and Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.eksobionics.com. Information accessible on or through our website is not incorporated by reference into this prospectus and shall not be considered to be a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished rather than filed), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;

●

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 10, 2025;

●	our Current Reports on Form 8-K filed on January 13, 2025 and March 17, 2025; and

●

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on May 6, 2015 and August 8, 2016, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, California 94901

Attn: Investor Relations

(510) 984-1761

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee	$594.79
FINRA filing fee	*
Stock exchange listing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Trustee’s fees and expenses	*
Miscellaneous expenses	*
Total	$594.79

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our by-laws state that we shall indemnify every (i) present or former director, officer, employee or agent of us and (ii) any person who served at our request as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each an “Indemnitee”).

Our by-laws provide that we shall indemnify an Indemnitee against expenses, including attorneys’ fees and disbursements, and costs (and in connection with a proceeding other than a proceeding by or in the right of the Company, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with any proceeding in which such Indemnitee was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to our best interests, or with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful or (b) is not liable pursuant to NRS Section 78.138; provided, however, that in the event that an Indemnitee is found liable to us, we will have no obligation to indemnify such Indemnitee unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as a court of competent jurisdiction or such other court shall deem proper.

The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

In addition to our by-laws, we have entered into an Indemnification Agreement with each of our directors and executive officers pursuant to which we are required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. We believe that entering into these agreements helps us to attract and retain highly competent and qualified persons to serve the Company.

The limitation of liability and indemnification provisions in our articles of incorporation, by-laws and the indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors or officers, or is or was one of our directors or officers serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by the registrant to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Item 16. Exhibits.

(a)

Exhibit Index

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	Date	Exhibit Number	Filing Date	Filed Herewith
2.1#	Asset Purchase Agreement between Ekso Bionics Holdings, Inc. and Parker Hannifin Corporation	8-K	December 5, 2022	2.1	December 5, 2022
3.1	Restated Articles of Incorporation of Ekso Bionics Holdings, Inc.	8-K	April 25, 2023	3.1	April 26, 2023
3.2	Amended and Restated Bylaws of Ekso Bionics Holdings, Inc.	8-K	April 20, 2023	3.2	April 26, 2023
4.1	Form of specimen certificate	S-3	June 23, 2015	4.4	June 23, 2015
4.2	Form of Amendment to Common Stock Purchase Warrant	8-K	March 11, 2019	99.2	March 11, 2019
4.3	Form of Common Stock Purchase Warrant	8-K	December 20, 2019	4.1	December 20, 2019
4.4	Form of Warrant	8-K	June 10, 2020	4.1	June 10, 2020
4.5	Form of Placement Agent Warrant	8-K	June 10, 2020	4.2	June 10, 2020
4.6	Subordinated Promissory Note between Ekso Bionics Holdings, Inc. and Parker Hannifin Corporation	8-K	December 5, 2022	4.1	December 5, 2022
4.7	Description of Ekso Bionics Holdings, Inc.’s Securities Registered Pursuant to Section of the Securities Exchange Act of 1934	10-K	March 4, 2024	4.9	March 4, 2024
4.8	Form of Underwriter Common Stock Purchase Warrant	8-K	February 11, 2021	4.1	February 11, 2021
4.9	Form of Pre-Funded Warrant	8-K	September 3, 2024	4.1	September 3, 2024
4.10	Form of Series A Warrant	8-K	September 3, 2024	4.2	September 3, 2024
4.11	Form of Series B Warrant	8-K	September 3, 2024	4.3	September 3, 2024
4.12	Form of Common Stock Purchase Warrant (Inducement Warrant)	8-K	March 17, 2025	4.1	March 17, 2025
5.1	Opinion of Snell & Wilmer L.L.P.					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
107	Filing Fee Table					X

#

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

Item 17. Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on April 10, 2025.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Scott G. Davis
Scott G. Davis
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott G. Davis and Jerome Wong, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott G. Davis	Chief Executive Officer and Director	April 10, 2025
Scott G. Davis	(Principal Executive Officer)

/s/ Jerome Wong	Chief Financial Officer	April 10, 2025
Jerome Wong	(Principal Financial and Accounting Officer)

/s/ Mary Ann Cloyd	Director	April 10, 2025
Mary Ann Cloyd

/s/ Corinna Lathan, Ph.D.	Director	April 10, 2025
Corinna Lathan, Ph.D.

/s/ Charles Li, Ph.D.	Director	April 10, 2025
Charles Li, Ph.D.

/s/ Deborah Scher	Director	April 10, 2025
Deborah Scher